Exhibit 99.1

GRAY TELEVISION, INC.

LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

Up to $300,000,000

Aggregate Principal Amount of Newly

Issued 7 1/2% Senior Notes due 2020

For

a Like Principal Amount of Outstanding

Restricted 7 1/2% Senior Notes due 2020

Issued in October 2012

Deliver to:

U.S. BANK, NATIONAL ASSOCIATION, AS EXCHANGE AGENT

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2013, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

As set forth in the Prospectus, dated                , (the “Prospectus”), and in this corresponding letter of transmittal, this form or one substantially similar must be used to accept the offer of Gray Television, Inc. (the “Company”) to exchange its 7 1/2% Senior Notes due 2020 (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”), for any and all of the Company’s outstanding restricted 7 1/2% Senior Notes due 2020 (the “Original Notes”).

The Original Notes were issued pursuant to an indenture, dated October 9, 2012 (the “Indenture”), by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”).

Capitalized terms used but not defined in this letter of transmittal have the meanings assigned to them in the Prospectus.

This form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

By Registered or Certified Mail, Overnight Courier or Hand Delivery:	Facsimile Transmission Number:	Confirm by Telephone or for Information:
U.S. Bank National Association West Side Flats Operations Center Attn: Specialized Finance 60 Livingston Avenue Mail Station — EP-MN-WS2N St. Paul MN 55107-2292	(651) 495-8158 Attention: Specialized Finance	(800) 934-6802

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

NOTE: THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF CERTIFICATES REPRESENTING ORIGINAL NOTES ARE TO BE FORWARDED HEREWITH. IF ORIGINAL NOTES ARE HELD IN BOOK-ENTRY FORM, TENDERS OF ORIGINAL NOTES MUST BE MADE IN ACCORDANCE WITH THE BOOK-ENTRY PROCEDURES OUTLINED IN THE PROSPECTUS. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY.

In the case of Original Notes held in certificated form, please describe your Original Notes below.

DESCRIPTION OF ORIGINAL NOTES
Name(s) and Address(es) of Registered Holder(s) (Please Complete, if Blank)	Certificate Number(s)	Aggregate Principal Amount of Original Notes Represented By Certificate(s)	Principal Amount of Original Notes Tendered*
		$	$
$
Subtotal $
Total $

*  You will be deemed to have tendered the entire principal amount of Original Notes represented in the column labeled “Aggregate Principal Amount of Original Notes Represented by Certificate(s)” unless you indicate otherwise with respect to such Original Notes in the column labeled “Principal Amount of Original Notes Tendered.” Original Notes may be tendered in whole or in part in denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that if any Original Notes are tendered for exchange in part, the untendered principal amount thereof must be at least $2,000 or any integral multiple of $1,000 in excess thereof.

If you need more space, list the certificate numbers and principal amount of Original Notes on a separate schedule, sign the schedule and attach it to this letter of transmittal.

This letter of transmittal is to be used only if certificates representing Original Notes are to be forwarded herewith. If Original Notes are held in book-entry form, tenders of Original Notes must be made in accordance with the book-entry procedures outlined in the Prospectus. If you hold Original Notes in certificated form, your delivery of this letter of transmittal will not be valid unless you deliver it to one of the addresses, or transmit it to the facsimile number, set forth above. Please carefully read this entire document, including the instructions, before completing this letter of transmittal. Delivery of documents to a book-entry transfer facility does not constitute delivery to the exchange agent. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO THE COMPANY OR ITS AFFILIATES.

This letter of transmittal and the Prospectus have been delivered to you in connection with the Company’s offer to exchange Exchange Notes for outstanding Original Notes. If you hold Original Notes in certificated form, by completing this letter of transmittal, you acknowledge that you have received the Prospectus and this letter of transmittal, which together constitute the “Exchange Offer.” All holders who exchange their Original Notes for Exchange Notes in accordance with the book-entry procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in this letter of transmittal.

For each Original Note accepted for exchange, the Holder (as defined below) of such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note. The Exchange Notes will accrue interest from the last interest payment date on which interest was paid on the Original Notes or, if there has not been an interest payment date prior to the consummation of the Exchange Offer, from October 9, 2012. Accordingly, registered Holders of Exchange Notes on the record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the last interest payment date on which interest was paid on the Original Notes or from October 9, 2012 if there has not been an interest payment date prior to the consummation of the Exchange Offer. Original Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Original Notes otherwise payable on any interest payment date the record date for which occurs after the Expiration Date.

The Company reserves the right, at any time or from time to time, to extend this Exchange Offer at its discretion, in which event the Expiration Date will mean the latest date to which the offer to exchange is extended.

This letter of transmittal is to be completed by a Holder of Original Notes if the Holder is delivering certificates representing Original Notes with this letter of transmittal.

For all Original Notes held in book-entry form, Holders must tender their Original Notes by means of The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system. If delivery is made through ATOP, the Holder must transmit an agent’s message to the exchange agent’s account at DTC.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the Holder agrees to be bound by this letter of transmittal and that the Company may enforce this letter of transmittal against the Holder.

You must tender your Original Notes according to the guaranteed delivery procedures described in this letter of transmittal and the Prospectus if:

(1) you hold Original Notes in certificated form and your Original Notes are not immediately available;

(2) you hold Original Notes in certificated form and you cannot deliver your Original Notes, this letter of transmittal and all required documents to the exchange agent on or before the Expiration Date; or

(3) you hold Original Notes in book-entry form and you are unable to obtain confirmation of a book-entry tender of your Original Notes into the exchange agent’s account at DTC on or before the Expiration Date.

More complete information about guaranteed delivery procedures is contained in the Prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery Procedures.” You should also read Instruction 1 to this letter of transmittal to determine whether or not this section applies to you.

As used in this letter of transmittal, the term “Holder” means (1) any person in whose name Original Notes are registered on the books of the Company, (2) any other person who has obtained a properly executed bond power from a registered holder or (3) any person in whose name Original Notes are held of record by DTC and who desires to deliver such notes by book-entry transfer at DTC. If you are a Holder, hold your Original Notes in certificated form and decide to tender your Original Notes, you must complete this entire letter of transmittal.

You must follow the instructions in this letter of transmittal — please read this entire document carefully. If you have questions or need help, or if you would like additional copies of the Prospectus or this letter of transmittal, you should contact the exchange agent at its telephone number or address set forth above.

☐	CHECK HERE IF YOU HAVE ENCLOSED ORIGINAL NOTES WITH THIS LETTER OF TRANSMITTAL.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):

Name of Tendering Institution:

DTC Participant Number:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE DELIVERING TENDERED ORIGINAL NOTES THROUGH A NOTICE OF GUARANTEED DELIVERY AND HAVE ENCLOSED THAT NOTICE WITH THIS LETTER OF TRANSMITTAL.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION:

Name(s) of Registered Holder(s) of Original Notes:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution that Guaranteed Delivery:

Account Number (if delivered by book-entry transfer):

SPECIAL ISSUANCE INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if: (1) certificates for untendered Original Notes are to be issued in the name of someone other than you; (2) certificates for Exchange Notes issued in exchange for tendered and accepted Original Notes are to be issued in the name of someone other than you; or (3) Original Notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than the account designated above.

Issue Certificate(s) to:

Name
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

☐	Credit unexchanged original notes delivered by book-entry transfer to the DTC account set forth below:

(DTC Account Number, if Applicable)

SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if certificates for untendered Original Notes, or Exchange Notes issued in exchange for tendered and accepted Original Notes are to be sent to someone other than you, or to you at an address other than the address shown above.

Mail and deliver Certificate(s) to:

Name
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

(PLEASE ALSO COMPLETE SUBSTITUTE FORM W-9)

Ladies and Gentlemen:

According to the terms and conditions of the Exchange Offer, I hereby tender to the Company the principal amount of Original Notes indicated above. At the time these notes are accepted by the Company and exchanged for the same principal amount of Exchange Notes, I will sell, assign, and transfer to the Company all right, title and interest in and to the Original Notes I have tendered. I am aware that the exchange agent also acts as the agent of the Company. By executing this document, I irrevocably constitute and appoint the exchange agent as my agent and attorney-in-fact for the tendered Original Notes with full power of substitution to:

•	cause the Original Notes to be assigned, transferred and exchanged;

•

deliver certificates for the Original Notes, or transfer ownership of the Original Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to the Company; and

•

present the Original Notes for transfer on the books of the Company, receive all benefits and exercise all rights of beneficial ownership of these Original Notes according to the terms of the Exchange Offer.

The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

With respect to the Original Notes, I represent and warrant that I have full power and authority to tender, exchange, assign and transfer the Original Notes that I am tendering and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes. I represent and warrant that the Company will acquire good and unencumbered title to such Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances, and that such Original Notes are not and will not be subject to any adverse claim at the time the Company acquires them. I further represent that:

•

I am not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if I am an affiliate of the Company or its subsidiaries, I will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	any Exchange Notes I will acquire in exchange for the Original Notes I have tendered will be acquired in the ordinary course of business;

•

I have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution, within the meaning of the Securities Act, of any Exchange Notes issued to me;

•

I am not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for my own account; and

•	I am not restricted by any law or policy of the Securities and Exchange Commission (the “SEC”) from trading the Exchange Notes acquired in the Exchange Offer.

I understand that the Exchange Offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the SEC. These letters provide that the Exchange Notes issued in exchange for the Original Notes in the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder of Exchange Notes, unless that person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. The Exchange Notes must be acquired in the ordinary course of the Holder’s business and the Holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

If I am a broker-dealer that will receive Exchange Notes for my own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, I acknowledge that I will deliver a prospectus in connection with any resale of the Exchange Notes. However, by this acknowledgment and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Upon request, I will execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes I have tendered.

I understand that the Company will be deemed to have accepted validly tendered Original Notes when the Company gives notice of acceptance to the exchange agent and such acceptance and the issuance of the Exchange Notes in exchange for tendered and accepted Original Notes will constitute performance in full by the Company of its obligations under the registration rights agreement and the Company will have no further obligations or liabilities under the registration rights agreement, except in the limited circumstances defined in such agreement.

If, for any reason, any tendered Original Notes in certificated form are not accepted for exchange in the Exchange Offer, certificates for those unaccepted Original Notes will be returned to me without charge at the address shown below or at a different address if one is listed under “Special Delivery Instructions.” Any unaccepted Original Notes which had been tendered by book-entry transfer will be credited to an account at DTC as soon as reasonably possible after the Expiration Date.

All authority granted or agreed to be granted by this letter of transmittal will survive my death, bankruptcy or incapacity, and every obligation under this letter of transmittal is binding upon my heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

I understand that tenders of Original Notes according to the procedures described in the Prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes” and in the instructions included in this letter of transmittal constitute a binding agreement between myself and the Company subject to the terms and conditions of the Exchange Offer.

Unless I have described other instructions in this letter of transmittal under the section “Special Issuance Instructions,” if I am tendering Original Notes in certificated form, please issue the certificates representing Exchange Notes issued and accepted in exchange for my tendered and accepted Original Notes in my name, and issue any replacement certificates for Original Notes not tendered or not accepted for exchange in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the Exchange Notes issued in exchange for tendered and accepted Original Notes and any certificates for Original Notes that were not tendered or not accepted for exchange, as well as any accompanying documents, to me at the address shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for my tendered and accepted Original Notes in the name(s) of, and/or return any Original Notes that were not tendered or accepted for exchange and send such certificates to, the person(s) so indicated. I understand that if the Company does not accept any of the tendered Original Notes for exchange, the Company has no obligation to transfer any Original Notes from the name of the registered Holder(s) according to my instructions in the “Special Issuance Instructions” and “Special Delivery Instructions” sections of this document.

THE UNDERSIGNED BY COMPLETING THE BOX ENTITLED DESCRIPTION OF ORIGINAL NOTES ABOVE AND SIGNING THIS LETTER WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

PLEASE SIGN HERE IF

ORIGINAL NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Date)
Signature(s) of Registered Holder(s) or Authorized Signatory	(Date)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

The above lines must be signed by the registered Holder(s) of Original Notes as their name(s) appear(s) on the certificate for the Original Notes or by person(s) authorized to become registered Holders(s) by a properly completed bond power from the registered Holder(s). A copy of the completed bond power must be delivered with this letter of transmittal. If any Original Notes held in certificated form tendered through this letter of transmittal are held of record by two or more joint Holders, then all such Holders must sign this letter of transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority to act on behalf of the Holder. See Instruction 4 to this letter of transmittal, for more information about completing this letter of transmittal.

Name(s):

Capacity:

Address:

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution, if required by Instruction 4:

(Title)

(Name of Firm)

Dated	,

PAYER’S NAME: U.S. Bank National Association
PAYEE’S NAME: PAYEE’S ADDRESS:
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part I: Taxpayer Identification Number

Social Security Number

OR

Employer Identification Number (If awaiting TIN write “Applied For” and complete Parts III and IV)

Check appropriate box:

☐ Individual/Sole Proprietor

☐ C Corporation

☐ S Corporation

☐ Partnership

☐ Trust/estate

☐ Limited liability company: Enter tax classification (C = corporation, P = partnership, S = sole proprietor)

➢

☐ Other (specify)

Part II: For Payees Exempt From Backup Withholding For payees exempt from backup withholding, see the Guidelines below and complete as instructed therein. Exempt

Part III: — Certification —

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. citizen or other U.S. person (including a U.S. resident alien); a partnership, corporation, company or association created or organized in the United States or under the laws of the United States; an estate (other than a foreign estate); or a domestic trust (as defined in Treasury regulations section 301.7701-7).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
	Signature of U.S. Person	Date

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PERCENTAGE (CURRENTLY 28%) OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND WITH RESPECT TO THE EXCHANGE NOTES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

PART IV: CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, a percentage (currently 28%) of all reportable payments made to me pursuant to the Exchange Offer and with respect to the Exchange Notes will be withheld.

Signature	Date

INSTRUCTIONS

PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

1.  DELIVERY OF THIS LETTER OF TRANSMITTAL AND ORIGINAL NOTES.    All physically tendered Original Notes, as well as a properly completed and executed copy or facsimile of this letter of transmittal, or an agent’s message through ATOP and any other required documents for Original Notes tendered by book-entry transfer, must be received by the exchange agent at its address listed on the cover of this document before 5:00 p.m., New York City time, on the Expiration Date. YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE ORIGINAL NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, THE COMPANY RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR ORIGINAL NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. DO NOT SEND YOUR ORIGINAL NOTES TO THE COMPANY.

THE COMPANY WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS. EACH TENDERING HOLDER, BY EXECUTION OF A LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF OR AGENT’S MESSAGE IN LIEU THEREOF), WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF SUCH TENDER.

If you wish to tender your Original Notes, but:

(a) you hold your Original Notes in certificated form and your Original Notes are not immediately available;

(b) you hold your Original Notes in certificated form and you cannot deliver your Original Notes, this letter of transmittal and all required documents to the exchange agent before the Expiration Date; or

(c) you hold your Original Notes in book-entry form and you are unable to complete the book-entry tender procedure before the Expiration Date,

you must tender your Original Notes according to the guaranteed delivery procedure. A summary of this procedure follows, but you should read the section in the Prospectus titled “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery Procedures” for more complete information. As used in this letter of transmittal, an “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing under a recognized medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) and the New York Stock Exchange Medallion Signature Program (“MSP”), or any other “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing, an “Eligible Institution”).

For a tender of Original Notes in book-entry form made through the guaranteed delivery procedure to be valid, it must be done through ATOP. For a tender of Original Notes in certificated form made through the guaranteed delivery procedure to be valid, the exchange agent must receive a properly completed and executed notice of guaranteed delivery or a facsimile of that notice before 5:00 p.m., New York City time, on the Expiration Date. The notice of guaranteed delivery must be delivered by an Eligible Institution and must:

(a) state your name and address and the names in which the Original Notes are registered;

(b) list the certificate numbers and principal amounts of the Original Notes being tendered;

(c) state that tender of your Original Notes is being made through the notice of guaranteed delivery; and

(d) guarantee that this letter of transmittal, or a facsimile of it, the certificates representing the Original Notes, or a confirmation of DTC book-entry transfer, and all other required documents will be deposited with the exchange agent by the Eligible Institution within three New York Stock Exchange trading days after the Expiration Date.

The exchange agent must receive your certificates for Original Notes, or a confirmation of DTC book entry, in proper form for transfer, this letter of transmittal and all required documents within three New York Stock Exchange trading days after the Expiration Date or your tender will be invalid and may not be accepted for exchange.

The Company has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered Original Notes, and its decision will be final and binding. The Company’s interpretation of the terms and conditions of the Exchange Offer, including the instructions contained in this letter of transmittal and in the Prospectus, will be final and binding on all parties.

The Company has the absolute right to reject any or all of the tendered Original Notes if:

(1) the Original Notes are not properly tendered; or

(2) in the opinion of counsel, the acceptance of those Original Notes would be unlawful.

The Company may also decide to waive any conditions of the Exchange Offer or any defects or irregularities of tenders of Original Notes and accept such Original Notes for exchange whether or not similar defects or irregularities are waived in the case of other Holders. Any defect or irregularity in the tender of Original Notes that is not waived by the Company must be cured within the period of time set by the Company.

It is your responsibility to identify and cure any defect or irregularity in the tender of your Original Notes. Your tender of Original Notes will not be considered to have been made until any defect or irregularity is cured or waived. Neither the Company, the exchange agent nor any other person is required to notify you that your tender was defective or irregular, and no one will be liable for any failure to notify you of such a defect or irregularity in your tender of Original Notes. As soon as reasonably possible after the Expiration Date, the exchange agent will return to the Holder tendering any Original Notes that were invalidly tendered if the defect or irregularity has not been cured or waived.

2.  TENDER BY HOLDER.    You must be a Holder of Original Notes in order to participate in the Exchange Offer. If you are a beneficial holder of Original Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this letter of transmittal on his, her or its behalf. Before completing and executing this letter of transmittal and delivering the registered Holder’s Original Notes, you must either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly executed bond power from the registered Holder. The transfer of registered ownership of Original Notes may take a long period of time.

3.  PARTIAL TENDERS.    Tenders of Original Notes pursuant to the Exchange Offer will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000. If you are tendering less than the entire principal amount of Original Notes represented by a certificate, you should fill in the principal amount you are tendering in the third column of the box entitled “Description of the Original Notes.” The entire principal amount of Original Notes listed on the certificate delivered to the exchange agent will be deemed to have been tendered unless you fill in the appropriate box. If the entire principal amount of all Original Notes is not tendered, a certificate will be issued for the principal amount of those untendered Original Notes.

Unless a different address is provided in the appropriate box on this letter of transmittal, certificate(s) representing Exchange Notes issued in exchange for any tendered and accepted Original Notes in certificated form will be sent to the registered Holder at his or her registered address promptly after the Original Notes are accepted for exchange. In the case of Original Notes tendered by book-entry transfer, any untendered Original Notes and any Exchange Notes issued in exchange for tendered and accepted Original Notes will be credited to accounts at DTC.

4.  SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS AND GUARANTEE OF SIGNATURES.

•

If you are the registered Holder of the Original Notes tendered with this document and are signing this letter of transmittal, your signature must match exactly the name(s) written on the face of the Original Notes. There can be no alteration, enlargement or change in your signature in any manner. If certificates representing the Exchange Notes, or certificates issued to replace any Original Notes you have not tendered, are to be issued to you as the registered Holder, do not endorse any tendered Original Notes, and do not provide a separate bond power.

•

If you are not the registered Holder, or if any Exchange Note or any replacement Original Note certificates will be issued to someone other than you, you must either properly endorse the Original Notes you have tendered or deliver with this letter of transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•

If you are signing this letter of transmittal but are not the registered Holder(s) of any Original Notes listed on this document under the heading “Description of the Original Notes,” the Original Notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered Holder(s) exactly as it appears on the Original Notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•

If this letter of transmittal, any Original Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this letter of transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	All signatures on this letter of transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•

If this letter of transmittal is signed by the registered Holder(s) of the Original Notes tendered with this letter of transmittal and such Holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions”; or

•	If the Original Notes are tendered for the account of an Eligible Institution.

5.  SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.    If different from the name and address of the person signing this letter of transmittal, you should indicate, in the applicable box or boxes, the name and address where Original Notes issued in replacement for any untendered or tendered but unaccepted Original Notes should be issued or sent. If replacement Original Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6.  TRANSFER TAXES.    The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes in the Exchange Offer. However, transfer taxes will be payable by you (or by the tendering Holder if you are signing this letter on behalf of a tendering Holder) if:

•

certificates representing Exchange Notes or notes issued to replace any Original Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, a person other than the registered Holder;

•	tendered Original Notes are registered in the name of any person other than the person signing this letter of transmittal; or

•

a transfer tax is imposed for any reason other than the exchange of Original Notes according to the Exchange Offer. If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering Holder. Until those transfer taxes are paid, the Company will not be required to deliver any Exchange Notes required to be delivered to, or at the direction of, such tendering Holder.

Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the Original Notes listed in this letter of transmittal.

7.  FORM W-9.    If Original Notes are held in certificated form, you must provide the exchange agent with a correct Taxpayer Identification Number (“TIN”) for the Holder on the enclosed Form W-9. If the Holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Form W-9, you may be subject to backup withholding (currently at a 28% rate) on certain payments made to the Holders of Exchange Notes. Certain Holders, such as corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. For additional information, please read the enclosed Guidelines for Certification of TIN on Substitute Form W-9. To prove to the exchange agent that a foreign Holder qualifies as an exempt Holder, the foreign Holder must submit the applicable type of Form W-8, signed under penalties of perjury, certifying as to that Holder’s exempt status. You can obtain a Form W-8 from the exchange agent.

TO COMPLY WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

8.  WAIVER OF CONDITIONS.    The Company may choose, at any time and for any reason, to waive or, subject to certain requirements, amend or modify certain of the conditions to the Exchange Offer. The conditions applicable to tenders of Original Notes in the Exchange Offer are described in the Prospectus under the heading “The Exchange Offer — Conditions to the Exchange Offer.”

9.  WITHDRAWAL RIGHTS.    Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn, that the Holder is withdrawing its election to have such Original Notes exchanged and the name of the Holder of the Original Notes, and must be signed by the Holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the ownership of the Original Notes being withdrawn. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described under “The Exchange Offer — Procedures for Tendering Original Notes” in the Prospectus at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of DTC. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering Holder of such notes without cost to such Holder, in the case of physically tendered Original Notes, or credited to an account maintained with DTC for the Original Notes promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following the procedures described under the heading “The Exchange Offer — Procedures for Tendering Original Notes” in the Prospectus at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date with respect to such Original Notes.

Any Original Notes tendered by book-entry transfer into the exchange agent’s account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures set forth under the heading “The Exchange Offer — Procedures for Tendering Original Notes — Book-Entry Transfer” in the Prospectus will be credited to an account maintained with the Book-Entry Transfer Facility for the Original Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

10.  MUTILATED, LOST, STOLEN OR DESTROYED ORIGINAL NOTES.    If your Original Notes have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address listed on the cover page of this document for further instructions.

11.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.    If you have questions, need assistance or would like to receive additional copies of the Prospectus or this letter of transmittal, you should contact the exchange agent at the address listed on the cover page of this document. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

For this type of account:		Give NAME and SOCIAL SECURITY number (SSN) of:
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor — trustee(1)

	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5.	Sole proprietorship or single-owner LLC not electing corporate status on Form 8832	The owner(3)

6.	Grantor trust filing under Optional Form 1099 Filling Method 1 (see Regulation Section 1.671 — 4(b)(2)(i)(A))	The grantor(5)

For this type of account:		Give NAME and EMPLOYER IDENTIFICATION number (EIN) of:
7.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

8.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

10.	Partnership or multi-member LLC not electing corporate status on Form 8832	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as state or local government, school district, or prison) that receives agricultural program payments.	The public entity

13.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation Section 1.671 — 4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.
(5)	Grantor must also provide a Form W-9 to the trustee of the trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Section references are to the Internal Revenue Code of 1986, as amended.

Obtaining a Number.     If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, from the local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the “IRS”) and apply for a number.

Payees Exempt from Backup Withholding.     The following is a list of payees exempt from backup withholding. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (2) through (13) and C corporations are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys’ fees and payments for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) A corporation.

(2) An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

(3) The United States or any of its agencies or instrumentalities.

(4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, PLACE A CHECKMARK ON THE LINE NEXT TO “EXEMPT” IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Payments of interest generally not subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

Privacy Act Notice.    Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal non-tax criminal laws and to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold a percentage (currently 28%) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

(1) Penalty for Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.    If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE